UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8899, 333-148108, 333-175171	59-0940416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois 60192

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(c) Claire’s Stores, Inc. (the “Company”) has appointed Scott Huckins to serve as its Executive Vice President and Chief Financial Officer, effective October 5, 2016. Mr. Huckins, 49, succeeds J. Per Brodin as the Company’s principal financial officer.

Mr. Huckins served as Vice President and Corporate Treasurer of Sears Holdings Corporation from June 2012 through September 2016. From February 2010 to May 2012, Mr. Huckins was Vice President and Treasurer of RSC Holdings, Inc. Mr. Huckins served as Principal of Pioneer Advisors from September 2008 to January 2010. From February 2001 to September 2008, Mr. Huckins served in various roles at Koch Industries, Inc. and affiliated companies, including serving as President and Chief Executive Officer of Koch Financial Products, LLC, Chief Financial Officer of Koch’s Capital Markets Division, Corporate Treasurer of Koch, and Chief Financial Officer of a wholly-owned Koch Portfolio Company. Prior to Koch, Mr. Huckins served as Vice President of Capital Markets and Director of Strategic Planning at FINOVA Capital Corporation from June 1994 to January 2001 where he focused on asset securitizations. Mr. Huckins has a B.S. in Finance from Arizona State University and MBA from Northwestern University’s J.L. Kellogg Graduate School of Management.

In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Huckins and the Company entered in an offer letter dated as of September 2, 2016 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Huckins will receive an annual base salary of $500,000, a one-time sign on bonus of $50,000, and an annual target bonus of 60% of his base salary. The actual amount of the bonus will depend upon the achievement of certain annual performance objectives. With respect to the fiscal year ending January 28, 2017, Mr. Huckins will receive a minimum annual bonus of $100,000 if he is employed on January 28, 2017.

Mr. Huckins will be granted an option for 150,000 shares of the common stock of Claire’s Inc. (“Parent”), the corporate parent of the Company, which will vest at the rate of 25% per year subject to continued employment. Mr. Huckins will also be eligible to participate in Company’s stock option grant program after a two-year waiting period.

In the event Mr. Huckins’ employment is terminated by the Company without cause or by him for good reason, Mr. Huckins would also be entitled to receive a severance payment equal to 12 months of his base salary, pro-rated annual incentive plan bonuses, and reimbursement for premiums for continued health benefits for the length of the severance period.

Mr. Huckins is also subject to customary restrictive covenants, such as non-competition, non-solicitation and non-disclosure, during his employment and for the greater of the period during which Mr. Huckins receives severance payments or a period of 12 months following the termination of his employment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Offer Letter from Claire’s Stores, Inc., to Scott Huckins dated September 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: September 9, 2016	By:	/s/ Ron Marshall Ron Marshall Chief Executive Officer

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